EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2001, relating to the consolidated financial statements, which appears in Quaker Chemical Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



          /s/ PricewaterhouseCoopers LLP
              PricewaterhouseCoopers LLP

          Philadelphia, Pennsylvania
          July 18, 2001


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